SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): August 10, 1998



                       ADVANCE DISPLAY TECHNOLOGIES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



     Colorado                       0-15224                      84-0969445
     --------                       -------                      ----------
(State of other juris-           (Commission                  (I.R.S. Employer
 diction of incorpora-           File Number)                Identification No.)
 tion)



     1251 South Huron, Unit C
         Denver, Colorado                                            80223
         ----------------                                            -----
(Address of Principal Executive Offices)                          (Zip Code)



Registrant's telephone number including area code: (303) 733-5339

Former name or former address if changed since last report:

         N/A

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On August 17, 1998, Advance Display Technologies, Inc. ("ADTI" or the "Company") executed an agreement effective August 10, 1998 (the "Settlement Agreement") and received $175,000 cash pursuant to the settlement of certain litigation. The Company also recovered a minimum of 1,402,157 shares of its previously outstanding Common Stock in the settlement.

     ADTI, through its wholly owned subsidiary, Display Group, LLC ("Display"), was involved in two matters of civil litigation, both of which were resolved. In the first, Display commenced an action against Corporate Partners, Inc. ("CPI"), a Texas corporation, and Jeffrey S. Robinson in Lubbock County, Texas seeking damages pursuant to a promissory note executed by CPI and guaranteed by Robinson. In a separate action, Display commenced suit against American
Consolidated Growth Corporation ("ACGC"), a publicly traded Colorado corporation, in the District Court for Arapahoe County, Colorado seeking return of ADTI Common Stock owned by ACGC. The Settlement Agreement is designed to terminate both matters of pending litigation.

     In connection with the Settlement Agreement, CPI and Robinson paid the Company $175,000 cash and transferred and assigned to the Company a minimum of 1,402,157 shares of ADTI Common Stock. Prior to the settlement, a portion of this Common Stock was held by the registry of the court pending completion of trial on the merits of the case. CPI, Robinson and/or ACGC have also agreed to transfer any additional ADTI Common Stock owned by any of them and which is not transferred on the date of closing. The ADTI Common Stock acquired in the settlement will be returned to the authorized but unissued stock of ADTI. The cash received in settlement of the litigation will be used as working capital.

     Also as part of the settlement, the parties executed mutual releases and covenants not to sue for any claims which were or could have been the subject of the litigation and which existed from the beginning of time to the date of the settlement.


ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired. Not applicable.

     (b)  Proforma Financial Information. Not applicable.

     (c) Exhibits. Final Settlement Agreement by and among the Company, Display Group, LLC, Jeffery S. Robinson and Corporate Partners, Inc. dated August 10, 1998.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be filed on its behalf by the undersigned thereunto duly authorized.

                                          ADVANCE DISPLAY TECHNOLOGIES, INC.



Date:  August 20, 1998                    By: /s/ Kenneth P. Warner
     --------------------------              -----------------------------------
                                             Kenneth P. Warner, President